Exhibit 99.1

CONTACT:	Michal D. Cann — President & CEO Rick A. Shields — EVP & Chief Financial Officer 360.679.3121	NEWS RELEASE
Washington Banking Fourth Quarter 2007 Earnings Increase to $1.9 million, or $0.19 per Diluted Share
Asset Quality Remains Healthy with Nonperforming Assets at 0.49% of Total Assets
OAK HARBOR, WA — January 23, 2008 — Washington Banking Company (NASDAQ: WBCO), the holding company for Whidbey Island Bank, today reported that solid loan and deposit growth and strong asset quality contributed to profitability in the fourth quarter of 2007. Expenses associated with the previously announced merger agreement with Frontier Financial reduced profits by $513,000 pre-tax, or $0.04 per share after tax, for both the fourth quarter and full year. For the quarter ended December 31, 2007, net income was $1.9 million, or $0.19 per diluted share, compared to $1.8 million, or $0.19 per diluted share, in the fourth quarter a year ago. In 2007, net income was $9.4 million, or $0.99 per diluted share, approaching last year’s level of $9.5 million, or $1.00 per share.
“Strong loan and deposit growth helped offset margin compression and merger related costs to deliver a profitable year,” stated Michal Cann, President and CEO. “We continue to work towards the closing of our merger with Frontier Financial. In the meantime, we continue to operate as a profitable, independent bank for the benefit of our customers, employees and shareholders.”
Fourth quarter 2007 financial highlights, compared to the like period last year, include:
•	Revenues increased 3% to $11.4 million.

•	Total loans increased 12% to $806 million.

•	Total deposits grew 8% to $758 million, with noninterest-bearing deposits up 5% and money market balances up 31%.

•	Book value per share grew 10% to $7.78.

•	Nonperforming Assets (NPA) to total assets was just 0.49% compared to 0.50% last year.
At December 31, 2007, total assets increased 11% to $882 million compared to $795 million a year ago. Total loans grew 12% to $806 million from $720 million at December 31, 2006. Business, or C&I, loans grew 23%, commercial real estate loans increased 19%, and residential construction loans grew 6% while commercial construction shrank 4% over the past twelve months. “In addition to strong commercial loan activity we are generating good growth in consumer lending, both direct and indirect,” said Cann.
“Asset quality remained strong during the quarter, with nonperforming assets up slightly from last year and higher than at the end of September,” stated Rick Shields, Executive Vice President and CFO. “There are less than a dozen loans in the nonperforming category, and we believe we are well secured on these loans.” Nonperforming assets totaled $4.3 million, or 0.49% of total assets at December 31, 2007, compared to $2.7 million, or 0.31% of total assets at September 30, 2007, and $4.0 million, or 0.50% of total assets a year ago. The allowance for loan losses increased to $11.1 million, or 395% of nonperforming loans and 1.38% of total loans as of December 31, 2007, as compared to $10.0 million, or 276% of nonperforming loans and 1.40% of total loans a year ago. Net charge-offs decreased to $429,000, or 0.21% of average loans in the fourth quarter and $1.9 million, or 0.25% of average loans for the full year in 2007.
“We continue to fund our loan growth with good deposit growth, supplemented with low cost funds from the Federal Home Loan Bank,” Shields said. “Deposits grew 8% over the past year, with noninterest-bearing deposits up 5% and money market balances growing 31%. In light of the sharp cuts by the Federal Reserve in the second half of 2007, our net interest margin for the fourth quarter was down 23 basis points from the third quarter and off 28 basis points from the fourth quarter a year ago.” On a fully tax-equivalent basis, the net interest margin was 4.71% in the fourth quarter of 2007, compared to 4.94% in the preceding quarter and 4.99% in the fourth quarter of 2006. For the full year, the net interest margin was 4.89% compared to 5.25% in 2006.
In the fourth quarter, the yield on earning assets was 7.92%, down 24 basis points on a sequential-quarter basis and 10 basis points from the fourth quarter of 2006. The cost of interest-bearing liabilities was 3.77% in the quarter, down 3 basis points sequentially and up 21 basis points relative to the fourth quarter of last year. Year to date, the yield on earning assets increased 21 basis points to 8.07% and the cost of interest-bearing liabilities increased 62 basis points to 3.75%.
Interest income increased 8% in the fourth quarter and 13% year to date, compared to the respective year-ago periods. Higher cost of funds, however, offset these increases, with interest expense up 17% over the fourth quarter of 2006, and 35% in 2007. Loan growth helped generate a 3% increase in net interest income, which totaled $9.5 million, up from $9.2 million in the fourth quarter of 2006. In 2007, net interest income was up 2% to $37.6 million, from $36.7 million in 2006.
In the 2007 fourth quarter, noninterest income increased 2% to $1.8 million from $1.7 million a year ago, reflecting increased income from Bank Owned Life Insurance. Noninterest income in 2007 increased 3% to $7.5 million from $7.3 million in 2006. Reflecting the costs associated with the merger, noninterest expense grew to $7.9 million in the fourth quarter of 2007 compared to $6.8 million in the prior quarter and $7.7 million in the fourth quarter a year ago. In 2007, operating expense increased 3% to $28.5 million from $27.5
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WBCO — 4Q07 Profits
January 23, 2008

million a year ago. The efficiency ratio was 68.61% in the fourth quarter of 2007 compared to 69.25% in the fourth quarter of 2006. For 2007, the efficiency ratio was 62.31% compared to 62.07% a year ago.
ABOUT WASHINGTON BANKING COMPANY

Washington Banking Company is a bank holding company based in Oak Harbor, Washington, that operates Whidbey Island Bank, a state-chartered full-service commercial bank. Founded in 1961, Whidbey Island Bank provides various deposit, loan and investment services to meet customers’ financial needs. Whidbey Island Bank operates 20 full-service branches located in five counties in Northwestern Washington.
www.wibank.com
This news release may contain forward-looking statements that are subject to risks and uncertainties. These forward-looking statements describe management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, credit quality and loan losses, and continued success of the Company’s business plan. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The words “anticipate,” “expect,” “will,” “believe,” and words of similar meaning are intended, in part, to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are subject to risk and uncertainty that may cause actual results to differ materially. In addition to discussions about risks and uncertainties set forth from time to time in the Company’s filings with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others: (1) local and national general and economic condition; (2) changes in interest rates and their impact on net interest margin; (3) competition among financial institutions; (4) legislation or regulatory requirements; (5) the ability to realize the efficiencies expected from investment in personnel and infrastructure; and (6) successful completion of our previously announced merger with Frontier Financial, the closing of which remains subject to customary closing conditions. Washington Banking Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. Any such statements are made in reliance on the safe harbor protections provided under the Securities Exchange Act of 1934, as amended.
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WBCO — 4Q07 Profits
January 23, 2008

CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended	Quarter Ended	Three	Quarter Ended	One
($ in thousands, except per share data)	December 31,	September 30,	Month	December 31,	Year
(unaudited)	2007	2007	Change	2006	Change

Interest Income
Loans	$15,812	$15,959	-1%	$14,561	9%
Taxable Investment Securities	135	143	-5%	126	8%
Tax Exempt Securities	59	65	-9%	71	-17%
Other	21	54	-62%	17	20%

Total Interest Income	16,028	16,221	-1%	14,775	8%
Interest Expense
Deposits	6,017	5,849	3%	5,128	17%
Other Borrowings	62	147	-58%	124	-50%
Junior Subordinated Debentures	471	469	0%	342	38%

Total Interest Expense	6,550	6,465	1%	5,594	17%
Net Interest Income	9,478	9,756	-3%	9,181	3%
Provision for Loan Losses	800	800	0%	625	28%

Net Interest Income after Provision for Loan Losses	8,678	8,956	-3%	8,556	1%
Noninterest Income
Service Charges and Fees	772	749	3%	815	-5%
Income from the Sale of Loans	109	192	-43%	210	-48%
Other Income	927	982	-6%	744	25%

Total Noninterest Income	1,808	1,923	-6%	1,769	2%
Noninterest Expense
Compensation and Employee Benefits	4,373	4,166	5%	4,313	1%
Occupancy and Equipment	938	932	1%	940	0%
Office Supplies and Printing	103	146	-29%	169	-39%
Data Processing	170	185	-8%	139	22%
Merger Related Expense	513	—	100%	—	100%
Consulting and Professional Fees	294	172	71%	298	-1%
Other	1,460	1,226	19%	1,839	-21%

Total Noninterest Expense	7,851	6,826	15%	7,698	2%
Income Before Income Taxes	2,636	4,053	-35%	2,626	0%
Provision for Income Taxes	785	1,232	-36%	816	-4%

Net Income	$1,851	$2,820	-34%	$1,811	2%

Earnings per Common Share
Basic
Net Income per Share	$0.19	$0.30	-37%	$0.20	-5%
Impact of Merger Related Expense	0.04	—	100%	—	100%

Adjusted Net Income per Share (1)	$0.23	$0.30	-23%	$0.20	15%

Diluted
Net Income per Share	$0.19	$0.30	-37%	$0.19	0%
Impact of Merger Related Expense	0.04	—	100%	—	100%

Adjusted Net Income per Share (1)	$0.23	$0.30	-23%	$0.19	21%

Average Number of Common Shares Outstanding	9,365,000	9,323,000		9,256,000
Fully Diluted Average Common and Equivalent Shares Outstanding	9,500,000	9,435,000		9,529,000

(1)	Earnings information excluding merger related expenses represent non-GAAP (Generally Accepted Accounting Principles) financial measures. Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide more useful and comparative information to assess trends in the Company’s core operations reflected in the current quarter and year-to-date results. Where applicable, the Company has also presented comparable earnings information using GAAP financial measures.
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WBCO — 4Q07 Profits
January 23, 2008

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Twelve Months Ended		One
	December 31,		Year
($ in thousands, except per share data)	2007	2006	Change

Interest Income
Loans	$61,385	$54,240	13%
Taxable Investment Securities	547	457	20%
Tax Exempt Securities	263	310	-15%
Other	173	178	-3%

Total Interest Income	62,368	55,185	13%
Interest Expense
Deposits	22,669	16,557	37%
Other Borrowings	379	547	-31%
Junior Subordinated Debentures	1,762	1,337	32%

Total Interest Expense	24,810	18,441	35%
Net Interest Income	37,558	36,744	2%

Provision for Loan Losses	3,000	2,675	12%

Net Interest Income after Provision for Loan Losses	34,558	34,069	1%
Noninterest Income
Service Charges and Fees	3,135	3,296	-5%
Income from the Sale of Loans	667	709	-6%
Other Income	3,688	3,245	14%

Total Noninterest Income	7,490	7,250	3%
Noninterest Expense
Compensation and Employee Benefits	17,082	16,807	2%
Occupancy and Equipment	3,805	3,596	6%
Office Supplies and Printing	558	640	-13%
Data Processing	663	479	38%
Merger Related Expense	513	—	100%
Consulting and Professional Fees	735	769	-4%
Other	5,115	5,238	-2%

Total Noninterest Expense	28,471	27,530	3%
Income Before Income Taxes	13,577	13,789	-2%
Provision for Income Taxes	4,179	4,298	-3%

Net Income	$9,398	$9,491	-1%

Earnings per Common Share
Basic
Net Income per Share	$1.00	$1.03	-3%
Impact of Merger Related Expense	0.04	—	100%

Adjusted Net Income per Share (1)	$1.04	$1.03	1%

Diluted
Net Income per Share	$0.99	$1.00	-1%
Impact of Merger Related Expense	0.04	—	100%

Adjusted Net Income per Share (1)	$1.03	$1.00	3%

Average Number of Common Shares Outstanding	9,365,000	9,217,000
Fully Diluted Average Common and Equivalent Shares Outstanding	9,493,000	9,490,000

(1)	Earnings information excluding merger related expenses represent non-GAAP (Generally Accepted Accounting Principles) financial measures. Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide more useful and comparative information to assess trends in the Company’s core operations reflected in the current quarter and year-to-date results. Where applicable, the Company has also presented comparable earnings information using GAAP financial measures.
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WBCO — 4Q07 Profits
January 23, 2008

CONSOLIDATED BALANCE SHEETS (unaudited)

			Three		One
	December 31,	September 30,	Month	December 31,	Year
($ in thousands except per share data)	2007	2007	Change	2006	Change

Assets
Cash and Due from Banks	$18,795	$20,984	-10%	$18,984	-1%
Interest-Bearing Deposits with Banks	257	278	-7%	761	-66%
Fed Funds Sold	—	4,600	-100%	—	0%

Total Cash and Cash Equivalents	19,052	25,862	-26%	19,744	-4%

Investment Securities Available for Sale	13,832	16,908	-18%	16,790	-18%

FHLB Stock	1,984	1,984	0%	1,984	0%

Loans Held for Sale	2,347	1,504	56%	2,458	-5%

Loans Receivable	805,862	782,095	3%	719,580	12%
Less: Allowance for Loan Losses	(11,126)	(10,755)	3%	(10,048)	11%

Loans, Net	794,736	771,341	3%	709,532	12%

Premises and Equipment, Net	25,138	24,586	2%	23,372	8%
Bank Owned Life Insurance	16,517	16,363	1%	10,930	51%
Other Real Estate Owned	1,440	1,332	8%	363	296%
Other Assets	7,244	7,533	-4%	9,370	-23%

Total Assets	$882,289	$867,413	2%	$794,545	11%

Liabilities and Shareholders’ Equity
Deposits:
Noninterest-Bearing Demand	$101,539	$107,648	-6%	$96,858	5%
NOW Accounts	140,145	140,854	-1%	152,087	-8%
Money Market	133,265	147,195	-9%	101,856	31%
Savings	41,888	44,335	-6%	50,036	-16%
Time Deposits	341,517	326,276	5%	302,930	13%

Total Deposits	758,354	766,308	-1%	703,766	8%

FHLB Overnight Borrowings	20,500	—	100%	3,075	567%
Junior Subordinated Debentures	25,774	25,774	0%	15,007	72%
Other Liabilities	4,091	3,608	13%	6,304	-35%

Total Liabilities	808,719	795,691	2%	728,152	11%

Shareholders’ Equity:
Common Stock (no par value)
Authorized 13,679,757 Shares:
Issued and Outstanding 9,453,767 at 12/31/07 9,396,875 at 9/30/07 and 9,388,600 at 12/31/06	32,812	32,335	1%	33,016	-1%
Retained Earnings	40,652	39,365	3%	33,422	22%
Other Comprehensive Income (Loss)	106	22	381%	(45)	336%

Total Shareholders’ Equity	73,570	71,722	3%	66,393	11%

Total Liabilities and Shareholders’ Equity	$882,289	$867,413	2%	$794,545	11%

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WBCO — 4Q07 Profits
January 23, 2008

ASSET QUALITY (unaudited)

	Quarter Ended	Quarter Ended	Quarter Ended	Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
($ in thousands, except per share data)	2007	2007	2006	2007	2006

Allowance for Loan Losses Activity:

Balance at Beginning of Period	$10,755	$10,526	$9,985	$10,048	$8,810
Indirect Loans:
Charge-offs	(423)	(200)	(185)	(1,020)	(747)
Recoveries	144	83	106	343	415

Indirect Net Charge-offs	(279)	(117)	(79)	(677)	(332)

Other Loans:
Charge-offs	(288)	(573)	(542)	(1,762)	(1,640)
Recoveries	138	119	59	517	535

Other Net charge-offs	(150)	(454)	(483)	(1,245)	(1,105)

Total Net Charge-offs	(429)	(571)	(562)	(1,922)	(1,437)
Provision for loan losses	800	800	625	3,000	2,675

Balance at End of Period	$11,126	$10,755	$10,048	$11,126	$10,048

Net Charge-offs to Average Loans:
Indirect Loans Net Charge-Offs, to Avg Indirect Loans, Annualized (1)	0.99%	0.42%	0.31%	0.61%	0.34%
Other Loans Net Charge-Offs, to Avg Other Loans, Annualized (1)	0.09%	0.27%	0.31%	0.19%	0.19%
Net Charge-offs to Average Total Loans (1)	0.21%	0.29%	0.31%	0.25%	0.21%

	December 31,	September 30,	December 31,
	2007	2007	2006

Nonperforming Assets

Nonperforming Loans (2)	$2,839	$1,324	$3,638
Other Real Estate Owned	1,440	1,332	363

Total Nonperforming Assets	$4,279	$2,656	$4,001

Nonperforming Loans to Loans (1)	0.35%	0.17%	0.51%
Nonperforming Assets to Assets	0.49%	0.31%	0.50%
Allowance for Loan Losses to Nonperforming Loans	395.41%	812.27%	276.19%
Allowance for Loan Losses to Nonperforming Assets	262.34%	404.91%	251.13%
Allowance for Loan Losses to Loans	1.38%	1.38%	1.40%

Loan Composition
Commercial	102,284	$103,004	$82,990
Real Estate Mortgages
One-to-Four Family Residential	56,636	53,543	54,509
Commercial	296,901	276,244	249,109
Real Estate Construction
One-to-Four Family Residential	101,912	97,287	96,107
Commercial	44,735	44,464	46,329
Consumer
Indirect	114,271	117,384	104,794
Direct	86,716	87,439	83,741
Deferred Fees	2,405	2,730	2,001

Total Loans	$805,862	$782,095	$719,580

(1)	Excludes Loans Held for Sale.

(2)	Nonperforming loans includes nonaccrual loans plus accruing loans 90 or more days past due.
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WBCO — 4Q07 Profits
January 23, 2008

FINANCIAL STATISTICS (unaudited)

	Quarter Ended	Quarter Ended	Quarter Ended	Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
($ in thousands, except per share data)	2007	2007	2006	2007	2006

Revenues (1) (2)	$11,443	$11,840	$11,115	$45,694	$44,352

Averages
Total Assets	$867,357	$853,908	$794,908	$836,738	$756,777
Loans and Loans Held for Sale	791,546	773,145	722,089	759,242	682,939
Interest Earning Assets	810,783	796,246	742,345	781,296	706,393
Deposits	759,676	743,842	699,090	732,107	662,933
Shareholders’ Equity	$72,439	$69,908	$65,133	$69,488	$61,800

Financial Ratios
Return on Average Assets, Annualized	0.85%	1.32%	0.90%	1.12%	1.25%
Return on Average Equity, Annualized	10.14%	16.18%	11.03%	13.53%	15.36%
Average Equity to Average Assets	8.35%	8.19%	8.19%	8.30%	8.17%
Efficiency Ratio (2)	68.61%	57.65%	69.25%	62.31%	62.07%
Yield on Earning Assets (2)	7.92%	8.16%	8.02%	8.07%	7.86%
Cost of Interest Bearing Liabilities	3.77%	3.80%	3.56%	3.75%	3.13%
Net Interest Spread	4.15%	4.36%	4.42%	4.32%	4.73%
Net Interest Margin (2)	4.71%	4.94%	4.99%	4.89%	5.25%

	December 31,	September 30,	December 31,
	2007	2007	2006

Period End
Book Value Per Share	$7.78	$7.63	$7.07

(1)	Revenues is the fully tax-equivalent net interest income before provision for loan losses plus noninterest income.

(2)	Fully tax-equivalent is a non-GAAP performance measurement that management believes provides investors with a more accurate picture of the net interest margin, revenues and efficiency ratio for comparative purposes. The calculation involves grossing up interest income on tax-exempt loans and investments by an amount that makes it comparable to taxable income.
Note: Transmitted on Business Wire at 02:37 pm PST January 23, 2008.